UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On October 5, 2020 (the “Closing Date”), Spirit AeroSystems, Inc. (“Spirit”), a direct wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc. (the “Company”), entered into a term loan credit agreement (the “Credit Agreement”) providing for a $400 million senior secured term loan B credit facility with the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent. On the Closing Date, Spirit borrowed the full $400 million of initial term loans available under the Credit Agreement. The Credit Agreement also permits Spirit to request one or more incremental term facilities in an aggregate principal amount not to exceed (x) in the case of any incremental facility that is secured on a pari passu basis with the Credit Agreement, the greater of (a) $950 million and (b) such other amount, so long as on a pro forma basis after giving effect to the incurrence of such indebtedness and the use of proceeds thereof, the first lien secured net leverage ratio does not exceed 3.25 to 1.00; and (y) in the case of any incremental facility that is secured on a junior basis to the Credit Agreement, the greater of (a) $500 million and (b) such other amount, so long as on a pro forma basis after giving effect to the incurrence of such indebtedness and the use of proceeds thereof, the secured net leverage ratio does not exceed 5.00 to 1.00. Closing Date borrowings under the Credit Agreement will be used for general corporate purposes.

The Credit Agreement will mature on January 15, 2025. The Credit Agreement will amortize in equal quarterly installments at a rate of 1.00% per annum of the original principal amount thereof, with the remaining balance due at final maturity. Interest on borrowings under the Credit Agreement will initially accrue at the Eurodollar rate plus an applicable margin equal to 5.25%.

The obligations under the Credit Agreement are guaranteed by the Company and Spirit AeroSystems North Carolina, Inc., a wholly-owned subsidiary of the Company (“Spirit NC”), and each existing and future, direct and indirect, wholly-owned material domestic subsidiary of the Company, subject to certain customary exceptions. The obligations are secured by a first-priority lien with respect to substantially all assets of Spirit and the guarantors, subject to certain exceptions.

The Credit Agreement contains usual and customary affirmative and negative covenants for facilities and transactions of this type and that, among other things, restrict the Company and its restricted subsidiaries’ ability to incur additional indebtedness, create liens, consolidate or merge, make acquisitions and other investments, guarantee obligations of third parties, make loans or advances, declare or pay certain dividends or distributions on the Company’s stock, redeem or repurchase shares of the Company’s stock, engage in transactions with affiliates and enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends or dispose of assets. These covenants are subject to a number of qualifications and limitations.

The Credit Agreement provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its material subsidiaries.

The description of the Credit Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Indenture

On the Closing Date, Spirit entered into an Indenture (the “Indenture”), by and among Spirit, the Company and Spirit NC, as guarantors (together with the Company, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, in connection with Spirit’s offering of $500,000,000 aggregate principal amount of its 5.500% Senior Secured First Lien Notes due 2025 (the “Notes”).

The Notes were issued and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Notes mature on January 15, 2025 and bear interest at a rate of 5.500% per year payable semiannually in cash in arrears on January 15 and July 15 of each year. The first interest payment date is January 15, 2021.

The Notes are guaranteed by the Company and Spirit NC, and each existing and future, direct and indirect, wholly-owned material domestic subsidiary of the Company, subject to certain customary exceptions. The Notes are secured by a first-priority lien with respect to substantially all assets of Spirit and the guarantors, subject to certain exceptions.

Spirit may redeem some or all of the Notes, at its option, at any time on or after October 15, 2022, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Redemption Price
2022	102.750%
2023 and thereafter	100.000%

At any time prior to October 15, 2022, Spirit may redeem some or all of the Notes at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. In addition, at any time on or prior to October 15, 2022, Spirit may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a price equal to 105.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. Upon the occurrence of certain change of control events during a period when the change of control offer to purchase provisions under the Indenture apply, Spirit must offer to repurchase the Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture contains covenants that limit Spirit’s, the Company’s and the Company’s subsidiaries’ ability, subject to certain exceptions and qualifications, to incur indebtedness secured by liens, enter into sale and leaseback transactions, make restricted payments and investments and enter into certain mergers or consolidations and transfer substantially all of the Company and its subsidiaries’ assets. These covenants are subject to a number of qualifications and limitations. In addition, the Indenture provides for customary events of default.

The description of the Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Supplemental Indenture

On the Closing Date, Spirit entered into a Fourth Supplemental Indenture (the “Supplemental Indenture”), by and among Spirit, the Company, Spirit NC and The Bank of New York Mellon Trust Company, N.A., as trustee in connection with Spirit’s 3.850% Senior Notes due 2026 (the “2026 Notes”). Under the Supplemental Indenture, the holders of the 2026 Notes were granted security on an equal and ratable basis with the holders of the Notes and the secured parties under the Credit Agreement.

The description of the Supplemental Indenture in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.3 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, Spirit terminated the Second Amended and Restated Credit Agreement, dated as of July 12, 2018 (the “Existing Credit Agreement”), by and among Spirit, the Company, as parent guarantor, Spirit NC, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Purchase Agreement

The Notes were offered and sold pursuant to a Purchase Agreement, dated as of September 29, 2020 (the “Purchase Agreement”), by and among Spirit, the Company, Spirit NC, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several initial purchasers named in Schedule A thereto.

Security Agreements

On the Closing Date, Spirit, the Company and Spirit NC (collectively, the “Grantors”) entered into (i) the Collateral Agreement with The Bank of New York Mellon Trust Company, N.A., as trustee under the Notes and Notes collateral agent (the “Notes Collateral Agreement”), and (ii) the Collateral Agreement with Bank of America, N.A. as collateral agent under the Credit Agreement (the “Term Loan Collateral Agreement” and together with the Notes Collateral Agreement, each, a “Collateral Agreement”), pursuant to which the obligations of the Grantors under the Indenture, the indenture for the 2026 Notes and the Credit Agreement are secured by the pledge and grant of security interests contained in the applicable Collateral Agreement. The Notes, the obligations under the Credit Agreement and the 2026 Notes are secured on a first-priority basis by liens on substantially all of the tangible and intangible assets of the Grantors, subject to permitted liens and certain exceptions.

On the Closing Date, the Company issued a press release announcing the closing of its sale of the Notes, the closing of the Credit Agreement and the termination of the Existing Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of October 5, 2020, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.2	Form of 5.500% Senior Secured First Lien Notes due 2025 (included as Exhibit A to Exhibit 4.1).

4.3	Fourth Supplemental Indenture, dated as of October 5, 2020, among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems North Carolina, Inc., and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Term Loan Credit Agreement, dated as of October 5, 2020, by and among Spirit AeroSystems, Inc., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

99.1	Press Release, dated October 5, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: October 5, 2020	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary